UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

SLM Corporation (the “Company”) is retrospectively revising its historical financial statements to account for discontinued operations in connection with Accounting Standards Codification (ASC) 205-20, “Presentation of Financial Statements—Discontinued Operations,” due to the anticipated filing of a Form 10 registration statement in connection with the Company’s previously announced separation into two separate publicly traded companies. This retrospective revision to account for discontinued operations would have been done in any event in connection with the presentation of the Company’s historical financial statements in the upcoming Form 10-K for the fiscal year ending December 31, 2013. As previously disclosed, on May 7, 2013, the Company announced the sale of substantially all of the assets of the Company’s Campus Solutions business to Higher One Holdings, Inc. in an all cash transaction that contributed approximately $0.08 to both GAAP and core earnings per share for the second quarter 2013. Additionally, on September 25, 2013, the Company announced that it had entered into a definitive agreement with Ascensus, Inc. to divest the Company’s 529 college savings plan administration business. Upon the transaction’s closing, which is anticipated to occur in the fourth-quarter 2013, the Company will recognize gain of approximately $0.14 to both GAAP and core earnings per share for the fourth-quarter 2013.

In compliance with ASC 205-20, the Company classified the operating results of the Campus Solutions business as discontinued operations for each of the periods presented in its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2013 and September 30, 2013. Additionally, as a result of the pending sale of 529 college savings plan administration business, the Company classified the operating results of its 529 college savings plan administration business as discontinued operations for the periods presented in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013.

The exhibits to this Current Report on Form 8-K update the following items in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”) to reflect, retrospectively, the changes resulting from the discontinued operations discussed above for all periods presented:

•	Item 6. Selected Financial Data;

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Item 8. Financial Statements and Supplementary Data (including revisions to Note 1 – Organization and Business, Note 2 – Significant Accounting Policies, Note 5 – Goodwill and Acquired Intangible Assets, Note 10 – Earnings (Loss) Per Common Share, Note 12 – Restructuring Activities, Note 15 – Income Taxes, Note 16 – Segment Reporting, Note 17 – Discontinued Operations and Note 19 – Quarterly Financial Information (unaudited)).

All other information in the 2012 Form 10-K remains unchanged and has not been otherwise updated for events occurring after December 31, 2012, other than certain reclassifications made to the balances as of and for the years ended December 31, 2012, 2011 and 2010, to be consistent with classifications adopted for 2013, which had no effect on net income, total assets or total liabilities. The information in this Current Report on Form 8-K should be read in conjunction with the 2012 Form 10-K and the subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

12.1*	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of KPMG LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

99.1*	Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data, recast for discontinued operations for the fiscal years ended December 31, 2012, 2011, and 2010 (which supersedes Part II, Item 6, Item 7 and Item 8, respectively, of the 2012 Form 10-K filed with the Securities and Exchange Commission on February 26, 2013).

101. INS	XBRL Instance Document.

101. SCH	XBRL Taxonomy Extension Schema Document.

101. CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101. DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101. LAB	XBRL Taxonomy Extension Label Linkbase Document.

101. PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: November 27, 2013	By:	/s/ Joseph A. DePaulo
Joseph A. DePaulo
Executive Vice President – Banking and Finance

EXHIBIT INDEX

Exhibit Number	Description

12.1*	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of KPMG LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

99.1*	Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data, recast for discontinued operations for the fiscal years ended December 31, 2012, 2011, and 2010 (which supersedes Part II, Item 6, Item 7 and Item 8, respectively, of the 2012 Form 10-K filed with the Securities and Exchange Commission on February 26, 2013).

101. INS	XBRL Instance Document.

101. SCH	XBRL Taxonomy Extension Schema Document.

101. CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101. DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101. LAB	XBRL Taxonomy Extension Label Linkbase Document.

101. PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.